Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PacWest Bancorp:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

(signed) KPMG LLP

Los Angeles, California
April 8, 2014